EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-46067), on Form S-4 (Nos. 333-30645, 333-46361
and 333-79321) and on Form S-8 (Nos. 333-22465, 333-30647, 333-47003 and
373-77823) of MasTec, Inc. of our report dated January 26, 2000 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Miami, Florida
February 14, 2000